As filed with the Securities and Exchange Commission on May 11, 2011

File No. 333-171985

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Pre-effective Amendment

No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DAYSTAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	84-1390053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1010 South Milpitas Boulevard

Milpitas, CA 95035

(408) 582-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter A. Lacey

Interim Chief Executive Officer and Interim President

DayStar Technologies, Inc.

1010 South Milpitas Boulevard

Milpitas, CA 95035

408 582-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen T. Adams, Esq.

Greenberg Traurig, LLP

One International Place

Boston, Massachusetts 02110

(617) 310-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	1,400,584	$1.56(2)	$2,184,911(2)	$253.67(3)
Common stock, par value $0.01 per share	290,323	$0.77(4)	$223,549(4)	$25.95(5)

(1)	Includes 779,221 shares of the Registrant’s common stock issuable to a selling stockholder pursuant to a settlement agreement and 242,449 shares of the Registrant’s common stock issuable upon exercise of warrants issued pursuant to the settlement agreement, and 669,237 shares that have been issued to three equipment vendors in exchange for settlements of claims. This registration statement also relates to an indeterminate number of shares of the Registrant’s common stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on January 27, 2011 in accordance with Rule 457(c) under the Securities Act.
(3)	A registration fee of $253.67 was previously paid upon the initial filing of this Form S-3 on January 31, 2011.
(4)	Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant’s common stock as recorded on the Nasdaq Capital Market on May 9, 2011 in accordance with Rule 457(c) under the Securities Act.
(5)	A registration fee of $25.95 is being paid herewith in connection with the registration of an additional 290,323 shares of common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 11, 2011

PRELIMINARY PROSPECTUS

1,690,907 Shares of Common Stock

This prospectus may be used only in connection with the resale, from time to time, of 779,221 shares of our common stock, $0.01 par value per share, that were acquired by a selling stockholder pursuant to a settlement agreement, 242,449 shares of our common stock that may be acquired by the selling stockholder and its pledgees, donees, transferees or other successors in interest upon exercise of warrants issued under the settlement agreement and 669,237 shares that have been issued to three equipment vendors in connection with their settlements of claims.

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the stock and warrants described in this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling stockholders against certain liabilities. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

The selling stockholders and their respective pledgees, donees, transferees or other successors in interest may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. Additional information on the selling stockholders, and the times and manner in which they may offer and sell shares of our common stock under this prospectus, is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “DSTI.” On May 10, 2011, the last reported sale price of our common stock was $0.77 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus for the risks that you should consider. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2011

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references to “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to DayStar Technologies, Inc. a Delaware corporation and its predecessor entities, considered as a single enterprise.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Obtain Additional Information.” The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We obtained statistical data, market data, and other industry data and forecasts used throughout this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data, and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

This prospectus contains trademarks, tradenames, service marks, and service names of DayStar Technologies, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including those incorporated by reference herein, contain forward-looking statements and information within the meaning of the securities laws, which involve risks and uncertainties. Forward-looking statements provide our current expectations and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements include, among other things, statements about:

•	The competitive and rapidly-evolving nature of our industry;

•	The potential effect of competing products on our business;

•	Our ability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future growth strategies;

i

•	Estimates regarding our capital requirements, and anticipated timing of the need for additional funds;

•	The condition of the financial markets; and

•	The current economic downturn.

Any or all of our forward-looking statements may turn out to be inaccurate. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in the “Risk Factors” section of this prospectus beginning on page 3. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

In addition, our past results are not necessarily indicative of our future results. We discuss these and other uncertainties in the “Risk Factors” section of this prospectus beginning on page 3. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise.

ii

PROSPECTUS SUMMARY

This summary contains basic information about us. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, including the section entitled “Risk Factors.”

About DayStar

We have developed a proprietary thin film deposition technology for solar photovoltaic (“PV”) products. We utilize a proprietary one-step sputter deposition process and have manufactured a commercial scale deposition tool to apply high-efficiency copper indium gallium diselenide (“CIGS”) material over large area glass substrates in a continuous fashion. We intend to integrate this tool with commercially available thin film manufacturing equipment, which will provide us with a critically differentiated manufacturing process to produce low-cost monolithically integrated, CIGS-on-glass modules that address the grid-tied, ground-based PV market. We are pursuing a strategy to commercialize and manufacture our CIGS modules offshore.

We believe this proprietary deposition process, when operated at an annual capacity of approximately 100 megawatts, will enable us to achieve a total module manufacturing cost of less than $1.00 per watt. This cost would be competitive with the lowest in the solar PV industry. Using this approach, we have achieved greater than 15% cell efficiencies over large areas (100 square centimeters) on CIGS PV devices, and we believe that this approach will enable us to reach module efficiencies greater than 13%.

Recently, we have been funding our operations through a series of secured bridge loans. To date, we have borrowed an aggregate principal amount of $5,655,000 under these loans, of which $4,505,000 of original principal amount remains outstanding as of May 10, 2011. In connection with these loans, we granted security interests to the lenders in all of assets, including our intellectual property. Principal and unpaid interest under these loans is convertible at the option of the holder into shares of common stock. As part of this bridge loan financing, beginning in September 2009, we entered into a series of agreements with our Chairman, Interim Chief Executive Officer and Interim President Mr. Peter Alan Lacey in which Mr. Lacey has provided us $3.2 million in funding in exchange for secured convertible promissory notes and warrants.

On February 2, 2011, we entered into a securities purchase agreement with Socius CG II, Ltd. (“Socius”), which was subsequently amended on April 26, 2011 (as amended, the “Purchase Agreement”). Under the terms of the Purchase Agreement, we have the right over a term of two years, subject to certain conditions, to require Socius to purchase up to $5 million of redeemable Series B Preferred Stock (the “Preferred Stock”). With each purchase, Socius will receive and automatically exercise warrants to purchase shares of our common stock valued at 35% of the Preferred Stock amount. The exercise price of the warrants will equal the closing bid price of our common stock on the preceding day. In addition, upon delivery of the notice to Socius to purchase Preferred Stock, Socius will automatically exercise an additional investment right to purchase common stock valued at 100% of the amount of the Preferred Stock, at a per share price equal to the exercise price of the warrants associated with the sale of Preferred Stock.

Corporate Information

DayStar Technologies, Inc., a Delaware corporation, was incorporated in February 1997. We completed our initial public offering in February 2004. Our principal executive offices are located at 1010 South Milpitas Boulevard, Milpitas, California 95035, and our telephone number is (408) 582-7100. Our website is located at www.daystartech.com. The information available on or that can be accessed through our website is not incorporated by reference into and is not a part of this prospectus and should not be considered to be part of this prospectus.

We will require immediate and substantial additional funds beyond our current cash on hand in order to continue operations and to commercialize our product. In order to address our immediate financial needs, we have engaged financial advisors to seek long-term strategic investments and partnerships. To date, we have been unable to raise substantial additional capital or complete an agreement with an investor or strategic partner. Although we continue to seek strategic investors or partners, in light of our current cash position, we may in the near term be forced to cease or further curtail operations. An inability to raise additional funding in the very near term may cause us to file a voluntary petition for reorganization under the United States Bankruptcy Code, liquidate assets, and/or pursue other such actions that could adversely affect future operations. A wide variety of factors relating to the Company and external conditions could adversely affect our ability to secure additional funding necessary to continue operations and the terms of any funding that we secure.

The Offering

Common stock offered by the selling stockholders	1,690,907 shares

Use of proceeds	779,221 of the shares offered hereby were acquired by one selling stockholder pursuant to a settlement agreement and 242,449 of the shares offered hereby may be acquired by such selling stockholder upon exercise of outstanding warrants issued pursuant to the settlement agreement. The remaining 669,237 shares were acquired by three equipment vendors in connection with their settlements of claims. See “Description of Transactions.” We will not receive any proceeds from the resale of any of the shares offered hereby.

Nasdaq Capital Market symbol	DSTI

Plan of Distribution	The selling stockholders and their respective pledgees, donees, transferees or other successors in interest may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. See the section of this prospectus entitled “Plan of Distribution” for a complete description of the manner in which the shares registered hereby may be distributed.

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to 1,690,907 shares of our common stock by the selling stockholders. As noted in “Description of Transactions” on page 6, these shares were issued pursuant to settlement agreements, or may be issued upon exercise of outstanding warrants issued pursuant to one of the settlement agreements.

The following table, based upon information currently known by us, sets forth as of January 28, 2011: (i) the number of shares held of record or beneficially by each selling stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within sixty (60) days after January 28, 2011, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for a selling stockholder.

Except as set forth herein, the selling stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years. BioMed Realty, L.P. is an affiliate of our former landlord, and Grenzebach Corporation, Singulus Stangl Solar GmbH and Reis GmbH Co. KG Maschinenfabrik were former equipment vendors. Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to their shares of common stock.

The selling stockholders are not broker-dealers, nor is any selling stockholder affiliated with a broker-dealer. The selling stockholders acquired the shares offered hereby in the ordinary course of their respective businesses and, at the time of the acquisition of the securities to be resold pursuant to this prospectus, the selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute them.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering		Common Stock Offered Pursuant to this Prospectus		Common Stock Owned Upon Completion of this Offering (1)	Percentage of Common Stock Owned Upon Completion of this Offering
BioMed Realty, L.P.	1,021,670	(2)	1,021,670	(2)	0	0
Grenzebach Corporation	258,065		258,065		0	0
Singulus Stangl Solar GmbH.	120,849		120,849		0	0
Reis GmbH & Co. KG Maschinenfabrik	290,323		290,323		0	0

TOTAL	1,690,907		1,690,907		0

(1)	We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by a selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by any selling stockholder.
(2)	Includes 242,449 shares issuable upon exercise of warrants. Pursuant to the terms of the settlement agreement such warrants may only be exercised by BioMed Realty, L.P. if the number of shares received upon exercise, when added to other shares of Daystar owned by BioMed, would be less than 10.0% of the outstanding stock of Daystar. Daystar is required to issue such additional shares at such time as the issuance would not cause BioMed to exceed the ownership threshold set forth above.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their respective pledgees, donees, transferees or other successors in interest, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell their shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. A selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

A selling stockholder also may transfer the shares of common stock or warrants in other circumstances, in which case the donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of supplementing or amending the list of selling stockholders to include the donee, pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

A selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

A selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF TRANSACTIONS

Settlement Agreement

In April 2008, we entered into a lease (the “Lease”) with BMR-Gateway Boulevard, LLC (the “Landlord”) for a space at its facility in Newark, California (the “Premises”), which was the site of our initial proposed manufacturing facility. Since the fourth quarter of 2009, we have disclosed lawsuits related to the Lease and the Premises, including lawsuits filed by Gordon Prill, Inc., Valley Process Systems, Inc., and Sprig Electric Co. (collectively, the “Contractors’ Consolidated Action”) and the Landlord (the “Landlord’s Action).

On December 30, 2010, we executed a Settlement Agreement and Mutual Release (the “Litigation Release”), with the Landlord which provides full settlement and discharge of all claims which are or might be asserted in any forum related to the Lease and the Premises, including but not limited to 1) any claims related to the Contractors’ Consolidated Action or any settlement thereof; 2) any claims related to the Landlord’s Action, including any prior settlements; 3) any claims for indemnification related to the settlement of mechanics’ lien claims; and 4) any and all other actual or potential claims that could be brought by one party against the other for any reason or purpose (collectively, the “Claims”). The Litigation Release contemplates the extinguishment of claims which the parties do not know or suspect to exist at the time of the execution of the Litigation Release.

In exchange for the Litigation Release, we agreed to 1) make cash payments totaling $150,000; 2) issue 779,221 shares of common stock to BioMed Realty, L.P., the sole member of the Landlord (“BioMed”); and 3) issue a warrant or warrants from time to time to purchase an additional 242,449 shares of common stock to BioMed. All of such securities were issued pursuant to the exemption form registration provided by Section 4(2) of the Securities Act of 1933, as amended. The parties have agreed that we will not issue more than 9.99% of our outstanding shares to BioMed, and instead agreed to issue such portion of those shares or warrants to BioMed within ten (10) business days after the date on which when subsequent issuances of equity or sales of existing shares held by BioMed do not result in BioMed exceeding the ownership threshold set forth above.

Within five business days of executing the Litigation Release, we entered into a stipulation to set aside the Request to Enter Default against us in the action to collect monetary damages from the unlawful detainer action filed in 2009. The Landlord will notify the Court that the parties have agreed to a conditional settlement of this action and shall seek from the Court a continuance for 120 days to allow the Parties to perform under the Settlement Agreement. No later than the earlier to occur of (A) sixty (60) days after the Landlord’s receipt of the cash payment under the Litigation Release and (B) the date that is six months after December 30, 2010 or the receipt of the shares of common stock and the warrant(s), the Landlord shall dismiss the Landlord’s Action with prejudice, with each party bearing its own fees and costs.

The warrant(s) issued pursuant to the Litigation Release provide for the purchase of up to an aggregate of 242,449 shares of common stock, and will initially be held in escrow subject to the ownership limitations provided in the Litigation Release. The warrant(s) may be exercised upon delivery, subject to our obligations under the rules or regulations of The Nasdaq Stock Market, and have a ten-year term. The exercise price of the warrant(s) is equal to the closing price of the common stock on the day prior to the date of delivery when the warrant is released from escrow. The warrant will be delivered to the selling stockholder if and only if such stockholder’s ownership remains at or below the threshold set forth above, calculated assuming full exercise of such warrant.

In connection with the transactions contemplated by the Litigation Release, we entered into a Registration Rights Agreement dated December 30, 2010, pursuant to which we granted registration rights with respect to the common stock and warrants that may be issued pursuant to the terms of the Litigation Release.

In August 2008, we entered into a Purchase Order with Stangl Semiconductor Equipment AG for the purchase of equipment. Stangl Semiconductor Equipment AG was succeeded in interest by Singulus Stangl Solar GmbH. Both Stangl Semiconductor Equipment AG and Singulus Stangl Solar GmbH are referred to as “Stangl”. On December 20, 2010, we entered into a Settlement Agreement and Mutual Release, whereby we agreed to issue Stangl 120,849 shares of our common stock in exchange for a release of any and all claims that may be related to the Purchase Order or the equipment. The shares were issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

In connection with the transactions contemplated by the Settlement Agreement with Stangl, we entered into a Registration Rights Agreement pursuant to which we granted registration rights with respect to the shares of our common stock that were issued pursuant to the terms of the Settlement Agreement. If the Company fails to meet its obligations under the agreement, Stangl is entitled to liquidated damages in a monthly amount of 1% of the settlement amount of $200,000 provided that we are not required to pay damages in excess of 10% of such settlement amount.

In July 2008, the Company entered into a Purchase Order with Grenzebach Corporation (“Grenzebach”) for the purchase of automation equipment. On January 26, 2011, Grenzebach and the Company entered into a Settlement Agreement and Mutual Release, whereby the Company agreed to issue Grenzebach 258,065 shares of the Company’s common stock in exchange for a release of any and all claims that may be related to the purchase order or the automation equipment. The shares were issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

In connection with the transactions contemplated by the Settlement Agreement with Grenzebach, the Company entered into a Registration Rights Agreement pursuant to which the Company granted registration rights with respect to the shares of the Company’s common stock that may be issued pursuant to the terms of the Settlement Agreement. If the Company fails to meet its obligations under the Registration Rights Agreement, Grenzebach is entitled to liquidated damages in a monthly amount of $50,000, provided that the Company shall not pay damages in excess of $200,000.

In July 2008, the Company entered into a Purchase Order with Reis GmbH & Co. KG Maschinenfabrik (“Reis”) for the purchase of several pieces of equipment. On February 2, 2011, Reis and the Company entered into a Settlement Agreement and Mutual Release, whereby the Company agreed to issue Reis 290,323 shares of the Company’s common stock in exchange for a release of any and all claims that may be related to the purchase of the equipment. The shares were issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

In connection with the transactions contemplated by the Settlement Agreement with Reis, the Company entered into a Registration Rights Agreement pursuant to which the Company granted registration rights with respect to the shares of the Company’s common stock that may be issued pursuant to the terms of the Settlement Agreement. If the Company fails to meet its obligations under the agreement, Reis is entitled to liquidated damages in monthly amount of 1% of the settlement amount of $450,000, provided that the Company shall not pay damages in excess of 10% of such settlement amount.

LEGAL MATTERS

The validity of the rights and the common stock issued to the selling stockholders and the common stock issuable upon exercise of the warrants, as applicable, will be passed upon for us by Greenberg Traurig, LLP, Boston, Massachusetts.

EXPERTS

The financial statements of DayStar Technologies, Inc. for the years ended December 31, 2010 and 2009, included in our Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports with respect thereto which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports, proxy statements, and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy, and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval, or EDGAR, system. You can access this web site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC with respect to the resale of shares of our common stock. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to our company and the securities offered in this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities or website of the SEC described above. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

In addition, we make available, without charge, through our website, www.daystartech.com, electronic copies of our filings with the SEC, including copies of annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these filings, if any. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in the website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We incorporate by reference into this prospectus the documents listed below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Current Reports on Form 8-K filed on January 4, 2011, January 21, 2011, January 27, 2011, February 3, 2011, February 28, 2011, May 2, 2011 and May 5, 2011.

•	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on February 5, 2004, including any amendments or reports filed for the purpose of updating that description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website (www.daystartech.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings and any other document incorporated by reference at no cost by writing or telephoning us at the following address:

Peter A. Lacey
Interim Chief Executive Officer and Interim President
DayStar Technologies, Inc.
1010 South Milpitas Boulevard
Milpitas, CA 95035
408-582-7100

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide information different from that contained or incorporated by reference in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained or incorporated by reference in this prospectus is correct after the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus is not an offer to sell or a solicitation of an offer to buy these shares of common stock in any jurisdictions in which the offer or solicitation is unlawful.

1,690,907 Shares of Common Stock

PROSPECTUS

, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the Registrant in connection with the offering described in the Registration Statement. All of the amounts shown are estimates except for the registration fee:

Amount to be Paid
SEC Registration Fee	$260
Legal and Financial Fees and Expenses*	10,000
Accountants’ Fees and Expenses*	10,000
Miscellaneous Fees and Expenses*	10,000

Total	$30,260

*	Estimated pursuant to instruction to Rule 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The registrant’s Amended and Restated Bylaws require the registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law or other applicable law. However, the registrant may modify the extent of such indemnification by individual contracts with its directors and officers. The registrant is not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) the indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the registrant, (iii) indemnification is provided by the registrant, in its sole discretion, pursuant to the powers vested in the registrant under Delaware law or any other applicable law or (iv) a court of competent jurisdiction requires the registrant to indemnify.

The registrant’s Amended and Restated Bylaws require the registrant to advance litigation expenses to an indemnitee. However, where Delaware laws requires, the indemnitee first must provide to the registrant an undertaking to repay all advanced amounts if it is ultimately determined by final judicial decision that such indemnitee is not entitled to be indemnified. The registrant is not required to advance litigation expenses to an officer of the registrant (except by reason of the fact that such officer is or was a director of the corporation) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the registrant.

In addition, the Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Pursuant to the registrant’s Amended and Restated Bylaws, the registrant may maintain a directors’ and officers’ insurance policy which insures the directors, officers, employees or agents of the registrant and those serving at the request of the registrant as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity. The registrant currently has a policy providing directors and officers liability insurance in certain circumstances.

The registrant has entered into indemnification agreements with its officers and directors.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits listed in the Exhibit index immediately following the signature pages are filed as part of this Registration Statement on Form S-3.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, state of California, on May 10, 2011.

DAYSTAR TECHNOLOGIES, INC.

By:	/S/ CHRISTOPHER T. LAIL
Christopher T. Lail
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Peter A. Lacey	Chairman of the Board of Directors Interim Chief Executive Officer and Interim President (Principal Executive Officer)	May 10, 2011

* Christopher T. Lail	Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2011

* Jonathan Fitzgerald	Director	May 10, 2011

* Richard C. Green, Jr.	Director	May 10, 2011

* William S. Steckel	Director	May 10, 2011

* Kang Sun	Director	May 10, 2011

By:	/S/ CHRISTOPHER T. LAIL
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Title

5.1*	Opinion of Greenberg Traurig, LLP, counsel to Registrant

23.1*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

23.2*	Consent of Hein & Associates LLP.

*	Filed herewith.